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                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT (the "Agreement") made the 25th day of November, 1998, by and among DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Corporation"), and the persons or entities listed on Schedule A annexed to this Agreement (such persons or entities are hereinafter referred to individually as a "Stockholder" or collectively as the "Stockholders", unless otherwise individually named).

         WHEREAS, the Stockholders are stockholders, or may hereafter become stockholders upon conversion of outstanding securities, of the Corporation, and the Stockholders desire to make certain arrangements among them and with the Corporation.

         NOW, THEREFORE, in consideration of the foregoing premise and the covenants and agreements contained herein, the parties agree as follows:

         1. Nomination of Directors. Commencing for the 1999 Annual Meeting of Stockholders of the Corporation, each Stockholder shall recommend to the Board of Directors of the Corporation the nomination of, for election as a Director of the Corporation, (i) one (1) person designated by each of Gregory Cuneo, Ronald Fregara, and Stephen Yager, (ii) two (2) persons designated by Gregory Cuneo, Ronald Fregara, and Stephen Yager, collectively, and (iii) one (1) person designated by Technology Investors Group, LLC (collectively, the "Initial Nominees"), provided, however, that the Initial Nominee of Technology Investors Group, LLC and any nominee of the other Stockholders other than the Directors of the Corporation elected at the 1998 Annual Meeting of Stockholders must be reasonably acceptable to the other parties (for the purposes hereof, an Initial Nominee shall not be "reasonably acceptable" if disclosure with respect to such Initial Nominee would be required pursuant to Item 401(f) of Regulation S-K of the Securities and Exchange Commission (the "Commission")). In the event the Corporation reports a net loss from operations in the fiscal year ending June 30, 1999, each Stockholder shall recommend to the Board of Directors of the Corporation the nomination of, for election as a Director of the Corporation, one (1) additional person (the "Additional Nominee") designated by Technology Investors Group, LLC ("TIG"). The Additional Nominee also must be reasonably acceptable to the other parties. The Initial Nominees and the Additional Nominee shall be referred to collectively hereinafter as the "Nominee(s)". For purposes of this Section 1, "net loss from operations" shall be calculated using income from continuing operations based on the audited financial statements, as audited by the Corporation's independent auditors (and, for this purpose, as adjusted by excluding amortization, depreciation, and the cumulative effect of accounting changes).

         2. Voting. Each Stockholder will vote, or direct the voting of, all of the shares of stock of the Corporation ("Stock") as to which such Stockholder now or hereafter has voting power (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) at all meetings of stockholders for the election of Directors, or shall express or direct the expression of consent to any such action of stockholders taken without a meeting, for the election as a Director of each Nominee. If a Nominee shall not be nominated by the Board of Directors or stand for


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election or shall cease to act for any reason as a Director, the person or persons who designated such Nominee shall have the exclusive right to recommend to the Board of Directors the nomination of a successor to such Nominee.

         3. Restrictions on Transfer of Stock.

         3.1. Without the prior written consent in his or its discretion of each party to this Agreement (other than the Corporation), no Stockholder shall sell, assign, transfer, pledge, encumber or in any way dispose of any Stock owned by such Stockholder on the date of this Agreement, or issued to any Stockholder upon conversion of the Subordinated Convertible Note (the "Note") sold by the Corporation to TIG on the date of this Agreement (current ownership is set forth on Schedule A attached hereto), nor shall any such Stock be transferable on the books of the Corporation or its transfer agent for the Stock (except for a transfer permitted by Section 3.2 below).

         3.2. Notwithstanding anything to the contrary provided herein, an individual Stockholder may at any time during his lifetime transfer all or part of his Stock to his spouse, children or grandchildren or to a trust for their benefit, or upon his death any of such Stock may be transferred to his spouse, children or grandchildren or to a trust for their benefit by bequest or otherwise under his will or pursuant to the laws of descent and distribution; provided that, any transferee of Stock pursuant to the above shall agree in writing, as a condition of transfer, to hold such Stock subject to the terms of this Agreement as if such transferee were a party to this Agreement as a Stockholder.

         3.3. Nothing contained in this Agreement shall affect any other restrictions pursuant to federal or state securities law on transfer of any Stock issued upon conversion.

         4. Term. This Agreement shall terminate on the earlier of: (i) thirty
(30) months from the date of this Agreement, or (ii) such date following conversion of the Note that the voting power of TIG amounts to less than five percent (5%) of the then outstanding shares of stock of the Corporation entitled to vote for election of Directors. Subject to the foregoing, Sections 1 and 2 will not apply to TIG in any fiscal year immediately following two (2) consecutive fiscal years in which the Corporation incurs a net loss from operations (as defined in Section 1 above); provided, however, that this Agreement will apply again to TIG in any fiscal year following any fiscal year in which the Corporation has a profit.

         5. Miscellaneous.

         5.1. Amendment. This Agreement and the Schedule hereto may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

         5.2. Waiver. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

         5.3. Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York.

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         5.4. Captions. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         5.5. Publicity. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other parties to the contents and the manner of presentation and publication thereof, except such reports or other notices that the party issuing or making same has been advised by counsel are required pursuant to applicable law or regulation.

         5.6. Notice. Any notice required hereunder shall be in writing and shall be sufficiently given if delivered or sent by reputable overnight courier or facsimile transmission (in each case with evidence of receipt), addressed to the Corporation at its principal office and to TIG, and the Stockholders, respectively, at the addresses set forth on Schedule A hereto. Any party may change such address by like notice. If sent by courier, such notice shall be deemed to have been given as of the next business day after it was deposited with the courier service and if sent by facsimile such notice shall be deemed to have been given when transmitted.

         5.7. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         5.8. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         5.9. Entire Agreement. This Agreement, including the Schedule referred to herein, which forms a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


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         IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date first set forth above.

TECHNOLOGY INVESTORS                      DUALSTAR TECHNOLOGIES CORPORATION
GROUP, LLC


By: /s/ Brad Singer                       By: /s/ Elven M. Tangel
    -----------------------------             ------------------------------
    Name:                                     Name: Elven M. Tangel
    Title:                                    Title: Chairman

                                          /s/ Gregory Cuneo
                                          ----------------------------------
                                          Gregory Cuneo, individually

                                          /s/ Ronald Fregara
                                          ----------------------------------
                                          Ronald Fregara, individually

                                          /s/  Stephen J. Yager
                                          ----------------------------------
                                          Stephen J. Yager, individually




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                                   SCHEDULE A

                              NAMES, ADDRESSES AND
                       STOCK OWNERSHIP OF THE CORPORATION

Name and Address                                  Common Stock Ownership
----------------                                  ----------------------

DualStar Technologies Corporation                 N/A
11-47 47th Avenue
Long Island City, New York 11101
Fax No. 718-340-6659

Gregory Cuneo                                     435,000
4823 Bay Parkway
Brooklyn, NY 11230

Ronald Fregara                                    435,000
246 Westend Avenue
Massapequa, NY 11758

Stephen J. Yager                                  435,000
65 Jefferson Avenue
Kearney, NJ 07032




Technology Investors Group LLC                    N/A
25 Coligni Avenue
New Rochelle, New York 10801




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